HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
HERSHA HOSPITALITY TRUST ANNOUNCES
THIRD QUARTER 2019 RESULTS
- Third Quarter 2019 Comparable Portfolio RevPAR Growth of 1.2% -
- Recently Renovated Hotels Average 8.1% RevPAR Growth -
- Hurricane Dorian Impactful to South Florida Results -

Philadelphia, PA, November 5, 2019 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality upscale, luxury and lifestyle hotels in urban gateway markets and coastal destinations, today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Results

Net loss applicable to common shareholders was ($5.4 million), or ($0.15) per diluted common share, in third quarter 2019, compared to net loss applicable to common shareholders of ($3.2 million), or ($0.09) per diluted common share, in third quarter 2018. During the same period last year, net income benefitted from a non-recurring gain of $5.6 million from insurance recoveries related to business interruption at several of the Company’s South Florida hotels impacted by Hurricane Irma.

AFFO in the third quarter 2019 was $22.7 million or $0.53 per diluted common share and OP Unit compared to $24.1 million or $0.56 in the third quarter 2018, excluding the non-recurring gain of $5.6 million from insurance recoveries. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Uncertainty around economic policy and geopolitical issues was impactful to the lodging industry in the third quarter resulting in softer-than-anticipated fundamentals in the majority of our core markets. Despite a more challenging macro-environment, our portfolio generated 1.2% RevPAR growth, outperforming our market average by 240 basis points. Our comparable portfolio’s third quarter RevPAR growth was primarily driven by robust performance from our recently renovated hotels as well as from our Washington, DC and Boston clusters that exhibited strong growth. Our South Florida portfolio was materially impacted by the forecasted path of Hurricane Dorian resulting in widespread cancellations across our Miami & Key West hotels during the typically busy Labor Day weekend in those markets.”

Mr. Shah continued, “Our third quarter results were further impacted by a combination of slower demand from corporate and international transient as well as an increase in new supply that led to heavier deterioration of pricing power than expected despite record occupancies across our portfolio. We anticipate a continued low-growth environment for the remainder of the year and have begun to strategically implement new cost containment initiatives across the portfolio to help maintain our industry leading EBITDA margins in this low to flat RevPAR growth environment. We remain constructive on our market outlooks for 2020 with robust convention calendars in Boston, Washington, DC, Los Angeles, San Diego, and Miami, which will capitalize on its new Convention Center in addition to hosting the Super Bowl in February. Miami is forecasted to be the highest rated lodging market of the top-25 MSAs next year and our portfolio is best positioned to advantageously capture this increased demand.”

“As we look ahead to 2020, we are encouraged by our company-specific catalysts for continued RevPAR outperformance versus our respective markets: our newly acquired hotels, the assets we strategically repositioned across the last two years, and our two largest EBITDA-producing hotels in South Florida that were impacted by Hurricane Irma. These growth catalysts will continue their ramp up in 2020, and combined with more robust convention calendars in most of our markets, we expect to drive attractive growth in an otherwise tepid lodging environment,” stated Mr. Shah.

Third Quarter 2019 Operating Results

Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels increased 1.2% to $196.97 in the third quarter 2019. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 0.3% to $228.17, while occupancy grew 76 basis points to 86.3%. Hotel EBITDA margins for the comparable hotel portfolio fell 135 basis points to 33.6%. Hurricane Dorian’s forecasted path resulted in EBITDA displacement approximating $1 million which impacted our South Florida comparable portfolio margins by more than 1,000 basis points.

Markets

Our Washington, DC portfolio was our best performing cluster in the third quarter, growing RevPAR by 9.1% and outperforming the market by 460 basis points. At the newest hotel in our portfolio, the Annapolis Waterfront Hotel, a shift in sales strategy resulted in 19.4% RevPAR growth with 1,240 basis points of occupancy growth. In Dupont Circle, the St. Gregory continued to benefit from its renovation in 2018 with ADR-driven RevPAR growth of 15.5% while in Georgetown, our Ritz-Carlton grew RevPAR by 12.4%.

Our Boston hotel portfolio reported 4.2% RevPAR growth, outperforming the market by 460 basis points, driven by 214 basis points of occupancy growth to 90.7%. Performance of our portfolio was led by The Envoy which continued its operational strength and grew RevPAR by 11.9% to $360.13 driven by 10.9% ADR growth. We also saw robust occupancy across the rest of our Boston cluster, aided by corporate & leisure transient as well as increased compression around group events.

Our Manhattan portfolio reported a 2.3% RevPAR loss to $244.07, driven by a 2.0% ADR loss while occupancy remained very strong at 96.1%. Our Manhattan portfolio outperformed the Manhattan market by 40 basis points in the third quarter as our cluster of hotels was able to capture more market share during the softer quarter.

Share Repurchase Activity

In the third quarter 2019, the Company repurchased 659,898 common shares for an aggregate repurchase price of approximately $9.6 million at a weighted average price of $14.50 per share. Since January 1, 2014, the Company has repurchased $255.3 million in common shares, representing 24.7% of the January 1, 2014 float. For the nine months ended September 30, 2019, our diluted weighted average common shares and partnership units outstanding was 43,386,630.

Financing

On September 10, 2019, the Company closed on the refinancing of its $300 million Senior Unsecured Term Loan and entered into a series of new swap contracts to fix the interest rates on the remaining $400.9 million of Senior Unsecured Term Loans. The term loan refinancing and new interest rate swap agreements, in conjunction with the mortgage refinancings we completed at our Hyatt Union Square and Hilton Garden Inn Tribeca, addressed all of our 2019 and 2020 debt maturities, resulting in estimated interest expense savings of $2.2 million in 2019 and $6.7 million in 2020.

As of September 30, 2019, the Company maintained significant financial flexibility with approximately $31.6 million of cash and cash equivalents and ample capacity on the Company’s $250 million senior unsecured revolving line of credit. As of September 30, 2019, 89.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.97% and a weighted average life-to-maturity of approximately 4.0 years.

Dividends

Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the third quarter ending September 30, 2019. The preferred share dividends were paid October 15, 2019 to holders of record as of October 1, 2019.

The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the third quarter ending September 30, 2019. These common share dividends and limited partnership unit distributions were paid October 15, 2019 to holders of record as of September 30, 2019.

Fourth Quarter and Full-Year 2019 Outlook

The Company is providing its operating and financial expectations for the fourth quarter and full-year 2019 following its third quarter 2019 performance. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2019. Based on management’s current outlook for its hotels and the markets in which it operates, the Company’s 2019 expectations are as follows:

	Q4 '19 Outlook		2019 Outlook
($'s in millions except per share amounts)	Low	High	Low	High
Net income Applicable to Common Shareholders	$(9.5)	$(7.5)	$(28.5)	$(26.5)
Net income per share	$(0.24)	$(0.19)	$(0.73)	$(0.68)

Comparable Property RevPAR Growth	(2.0)%	(1.0)%	0.75%	1.25%
Comparable Property EBITDA Margin Growth	(1.0)%	(0.5)%	(1.00)%	(0.75)%

Adjusted EBITDA	$41.5	$43.5	$165.5	$167.5

Adjusted FFO	$22.0	$24.0	$84.0	$86.0
Adjusted FFO per share	$0.51	$0.56	$1.94	$1.99

*For detailed reconciliations of the Company’s 2019 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook”

Third Quarter 2019 Conference Call

The Company will host a conference call to discuss these results at 9:00 A.M. Eastern Time on Wednesday, November 6, 2019. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 9309918 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 A.M. Eastern Time on Wednesday, November 6, 2019, through 11:59 P.M. Eastern Time on Thursday, December 5, 2019. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10134951. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale, luxury and lifestyle hotels in urban gateway markets and resort destinations. The Company's 48 hotels totaling 7,644 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT”.
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2019 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2019 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of November 5, 2019, and the Company undertakes no duty to update this information unless required by law.

HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	September 30, 2019	December 31, 2018
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,989,982	$2,026,659
Investment in Unconsolidated Joint Ventures	6,624	4,004
Cash and Cash Equivalents	31,621	32,598
Escrow Deposits	10,540	8,185
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $0 and $188	9,919	10,241
Due from Related Parties	5,714	3,294
Intangible Assets, Net of Accumulated Amortization of $6,434 and $7,308	2,248	13,644
Right of Use Asset	45,688	—
Other Assets	36,726	40,005
Total Assets	$2,139,062	$2,138,630

Liabilities and Equity:
Line of Credit	$46,000	$10,000
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	696,995	698,202
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	50,723	50,684
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	332,872	334,145
Lease Liability	54,706	—
Accounts Payable, Accrued Expenses and Other Liabilities	51,882	70,947
Dividends and Distributions Payable	17,046	17,129
Total Liabilities	$1,250,224	$1,181,107

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$3,196	$2,708

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at September 30, 2019 and December 31, 2018, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2019 and December 31, 2018; 38,609,902 and 39,458,626 Shares Issued and Outstanding at September 30, 2019 and December 31, 2018, respectively	386	395
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2019 and December 31, 2018	—	—
Accumulated Other Comprehensive (Loss) Income	(4,316)	4,227
Additional Paid-in Capital	1,143,764	1,155,776
Distributions in Excess of Net Income	(318,610)	(267,740)
Total Shareholders' Equity	821,371	892,805

Noncontrolling Interests - Common Units and LTIP Units	64,271	62,010

Total Equity	885,642	954,815

Total Liabilities and Equity	$2,139,062	$2,138,630

HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues:
Hotel Operating Revenues:
Room	$108,909	$103,958	$319,374	$292,498
Food & Beverage	15,870	15,628	48,351	46,167
Other Operating Revenues	10,140	8,143	29,350	22,341
Total Hotel Operating Revenues	134,919	127,729	397,075	361,006
Other Revenue	76	147	214	321
Total Revenues	134,995	127,876	397,289	361,327
Operating Expenses:
Hotel Operating Expenses:
Room	24,000	23,615	70,103	65,916
Food & Beverage	12,605	12,475	39,427	37,657
Other Operating Revenues	43,476	40,205	128,273	116,163
Total Hotel Operating Expenses	80,081	76,295	237,803	219,736
Gain on Insurance Settlements	—	(5,553)	—	(11,916)
Property Losses in Excess of Insurance Recoveries	—	775	—	775
Hotel Ground Rent	1,228	1,328	3,452	3,605
Real Estate and Personal Property Taxes and Property Insurance	10,717	8,932	29,111	25,353
General and Administrative	3,604	3,773	11,872	11,718
Share Based Compensation	2,009	2,068	7,441	6,797
Acquisition and Terminated Transaction Costs	—	8	—	10
Depreciation and Amortization	24,092	22,764	72,184	66,364
Total Operating Expenses	121,731	110,390	361,863	322,442

Operating Income	13,264	17,486	35,426	38,885
Interest Income	66	23	207	68
Interest Expense	(12,935)	(12,407)	(39,158)	(35,658)
Other Income (Expense)	(246)	(12)	(328)	(718)
Gain on Disposition of Hotel Properties	—	—	—	3,403
Loss on Debt Extinguishment	(231)	—	(265)	(22)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(82)	5,090	(4,118)	5,958
Income from Unconsolidated Joint Venture Investments	38	582	518	918

(Loss) Income before Income Taxes	(44)	5,672	(3,600)	6,876
Income Tax Benefit (Expense)	551	(2,685)	1,784	(1,200)
Net Income (Loss)	507	2,987	(1,816)	5,676
Loss (Income) Allocated to Noncontrolling Interests
Common Units	442	72	1,554	676
Consolidated Joint Venture	(340)	(250)	(188)	950
Preferred Distributions	(6,044)	(6,044)	(18,131)	(18,131)

Net Loss Applicable to Common Shareholders	$(5,435)	$(3,235)	$(18,581)	$(10,829)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.15)	$(0.09)	$(0.50)	$(0.29)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.15)	$(0.09)	$(0.50)	$(0.29)

Weighted Average Common Shares Outstanding:
Basic	38,878,818	39,321,062	39,039,665	39,400,237
Diluted	38,878,818	39,321,062	39,039,665	39,400,237

Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net loss applicable to common shares	$(5,435)	$(3,235)	$(18,581)	$(10,829)
(Loss) income allocated to noncontrolling interest	(102)	178	(1,366)	(1,626)
Income from unconsolidated joint ventures	(38)	(582)	(518)	(918)
Gain on disposition of hotel properties	—	—	—	(3,403)
Depreciation and amortization	24,092	22,764	72,184	66,364
Funds from consolidated hotel operations applicable to common shares and Partnership units	18,517	19,125	51,719	49,588

Income from unconsolidated joint venture investments	38	582	518	918
Unrecognized pro rata interest in loss of unconsolidated joint venture	(655)	(290)	(3,664)	(4,216)
Depreciation and amortization of difference between purchase price and historical cost	26	23	73	70
Interest in depreciation and amortization of unconsolidated joint ventures	1,305	1,175	3,879	3,281
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	714	1,490	806	53

Funds from Operations applicable to common shares and Partnership units	19,231	20,615	52,525	49,641

Income tax (benefit) expense	(551)	2,685	(1,784)	1,200
Non-cash share based compensation expense	2,009	2,068	7,441	6,797
Straight-line amortization of lease expense	128	424	453	1,105
Acquisition and terminated transaction costs	—	8	—	10
Amortization of discounts, premiums, and deferred financing costs	427	451	1,317	1,330
Amortization of amended interest rate swap liability	75	—	75	—
Deferred financing costs and debt premium written off in debt extinguishment	231	—	265	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	202	154	606	2811
Interest in unconsolidated joint venture write off of prior period receivable	172	—	170	—
Loss on remediation of hurricane damage, excluding impairment of depreciable assets	—	775	—	775
Operating loss incurred on non-operating properties	185	2,456	811	5,500
State and local tax expense related to reassessment of prior period assessment	617	—	121	—

Adjusted Funds from Operations	$22,726	$29,636	$62,000	$69,191

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.53	$0.69	$1.43	$1.60

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,195,646	43,237,267	43,386,630	43,274,342

EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	$507	$2,987	$(1,816)	$5,676
Income from unconsolidated joint ventures	(38)	(582)	(518)	(918)
Interest expense	12,935	12,407	39,158	35,658
Non-operating interest income	(66)	(23)	(207)	(68)
Income tax (benefit) expense	(551)	2,685	(1,784)	1,200
Depreciation and amortization	24,092	22,764	72,184	66,364
EBITDA from consolidated hotel operations	36,879	40,238	107,017	107,912
Gain on disposition of hotel properties	—	—	—	(3,403)
Property losses in excess of insurance recoveries and impairment of assets	—	775	—	775
EBITDAre from consolidated hotel operations	36,879	41,013	107,017	105,284
Income from unconsolidated joint venture investments	38	582	518	918
Unrecognized pro rata interest in loss of unconsolidated joint venture	(655)	(290)	(3,664)	(4,216)
Depreciation and amortization of difference between purchase price and historical cost	26	23	73	70
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	3,375	3,194	10,175	8,764
EBITDAre from unconsolidated joint venture operations	2,784	3,509	7,102	5,536
EBITDAre	39,663	44,522	114,119	110,820
Non-cash share based compensation expense	2,009	2,068	7,441	6,797
Straight-line amortization of lease expense	128	424	453	1,105
Acquisition and terminated transaction costs	—	8	—	10
Deferred financing costs and debt premium written off in debt extinguishment	231	—	265	22
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	202	154	606	2,811
Interest in unconsolidated joint venture write-off of prior period receivable	172	—	170	—
Net operating loss incurred on non-operating properties	185	2,456	811	5,500
State and local tax expense related to reassessment of prior period assessment	617	—	121	—
Adjusted EBITDA	$43,207	$49,632	$123,986	$127,065

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Operating income	$13,264	$17,486	$35,426	$38,885
Other revenue	(76)	(147)	(214)	(321)
Gain on insurance settlement	—	(5,553)	—	(11,916)
Property losses in excess of insurance recoveries	—	775	—	775
Depreciation and amortization	24,092	22,764	72,184	66,364
General and administrative	3,604	3,773	11,872	11,718
Share based compensation	2,009	2,068	7,441	6,797
Acquisition and terminated transaction costs	—	8	—	10
Straight-line amortization of ground lease expense	128	424	453	1,105
State and local tax expense related to reassessment of prior period assessment	617	—	121	—
Other	(125)	(298)	(31)	(583)

Hotel EBITDA	$43,513	$41,300	$127,252	$112,834

Reconciliation of Non-GAAP Financial Measures Included in 2019 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q4 2019 Outlook
(in millions, except per share data)	Low	High
Net (loss) income applicable to common shareholders	$(9.5)	$(7.5)
(Loss) income allocated to noncontrolling interests	(0.8)	(0.6)
Income from unconsolidated joint ventures	—	(0.1)
Depreciation and amortization	24.7	24.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	14.4	16.5

Income from unconsolidated joint venture investments	—	0.1
Depreciation and amortization of difference between purchase price and historical cost	0.03	0.03
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	1.1	1.1
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.1	1.2

Funds from Operations applicable to common shares and Partnership units	15.5	17.7

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.7	2.7
Straight-line amortization of ground lease expense	0.1	0.1
Income tax expense	2.7	3.0
Amortization of deferred financing costs	0.4	0.4
Other	0.4	(0.1)
Adjusted Funds from Operations	$22.0	$24.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.51	$0.56

Diluted Weighted Average Common Shares and Partnership Units Outstanding	42.9	42.9

Adjusted EBITDA
	Q4 2019 Outlook
($'s in millions)	Low	High
Net (loss) income applicable to common shareholders	$(9.5)	$(7.5)
(Loss) Income allocated to noncontrolling interests	(0.8)	(0.6)
Preferred distributions	6.0	6.0
Net (loss) income	(4.3)	(2.1)
Loss from unconsolidated joint ventures	—	(0.1)
Interest expense	12.0	12.0
Non-operating interest income	(0.05)	(0.05)
Income tax expense	2.7	3.0
Depreciation and amortization	24.7	24.7
EBITDAre from consolidated hotel operations	35.1	37.5

Income from unconsolidated joint venture investments	—	0.1
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.03	0.03
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	3.0	3.0
EBITDAre from unconsolidated joint venture hotel operations	3.0	3.1

EBITDAre	38.1	40.6

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.2	0.2
Non-cash share based compensation expense	2.7	2.7
Straight-line amortization of ground lease expense	0.1	0.1
Other	0.4	(0.1)
Adjusted EBITDA	$41.5	$43.5

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	FY 2019 Outlook
(in millions, except per share data)	Low	High
Net loss applicable to common shareholders	$(28.5)	$(26.5)
Loss allocated to noncontrolling interests	(1.8)	(1.7)
Income from unconsolidated joint ventures	(0.5)	(0.6)
Depreciation and amortization	96.9	96.9
Funds from consolidated hotel operations applicable to common shares and Partnership units	66.1	68.1

Income from unconsolidated joint venture investments	0.5	0.6
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization and Unrecognized pro rata interest in (loss) income	1.3	1.3
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.9	2.0

Funds from Operations applicable to common shares and Partnership units	68	70.1

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	10.1	10.1
Straight-line amortization of ground lease expense	0.6	0.6
Income tax expense	1.0	1.1
Amortization of deferred financing costs	2.3	2.3
Net operating loss incurred on non-operating properties	0.8	0.8
Other	0.4	0.2
Adjusted Funds from Operations	$84.0	$86.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$1.94	$1.99

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.2	43.2

Adjusted EBITDA
FY 2019 Outlook
($'s in millions)	Low	High
Net loss applicable to common shareholders	$(28.5)	$(26.5)
Loss allocated to noncontrolling interests	(1.8)	(1.7)
Preferred distributions	24.2	24.2
Net (loss) income	(6.1)	(4.0)
Income from unconsolidated joint ventures	(0.5)	(0.6)
Interest expense	51.1	51.1
Non-operating interest income	(0.3)	(0.3)
Income tax expense	1.0	1.1
Depreciation and amortization	96.9	96.9
EBITDAre from consolidated hotel operations	142.1	144.2

Income from unconsolidated joint venture investments	0.5	0.6
Add:
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization, and unrecognized pro rata interest in (loss) income	9.7	9.7
EBITDAre from unconsolidated joint venture hotel operations	10.3	10.4

EBITDAre	152.4	154.6

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	0.8	0.8
Non-cash share based compensation expense	10.1	10.1
Straight-line amortization of ground lease expense	0.6	0.6
Net operating loss incurred on non-operating properties	0.8	0.8
Other	0.8	0.6
Adjusted EBITDA	$165.5	$167.5

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046